EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
      I, Richard P. Brown, Chief Executive Officer of GB Holdings, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2004 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Richard P. Brown

Richard P. Brown
Chief Executive Officer of GB Holdings, Inc.
Date: April 14, 2005